Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2021. Unless the context otherwise requires, the “registrant” and the “Company” refer to LF Capital Acquisition Corp. prior to the Closing and to the combined company and its subsidiaries following the Closing. “Landsea Homes” refers to the business of Landsea Homes Incorporated prior to the Closing.

Introduction

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information present the combination of the financial information of the Company and Landsea Homes adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of the Company and the historical balance sheet of Landsea Homes on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of the Company and Landsea Homes for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Merger Sub, a wholly-owned subsidiary of the Company, with and into Landsea Homes, with Landsea Homes surviving the merger as a wholly-owned subsidiary of the Company;
•	issuance of 32,557,303 shares of Class A Stock of the Company;
•	impacts of the Sponsor Surrender Agreement, including the forfeiture of 600,000 Founder Shares, forfeiture of 500,000 shares of Sponsor’s converted Founder Shares contingent on the stock reaching certain price thresholds, transfer to Seller of 500,000 shares of Class A Stock immediately after the closing of the Business Combination and forfeiture of such shares in the event the same price thresholds noted above are not met, the cash payment of $1.5 million for the outstanding amounts due under the Convertible Note upon the consummation of the Business Combination, and the forgiveness of $1.0 million for the outstanding amount due under the Promissory Note for no consideration upon the consummation of the Business Combination;
•	impact of the Forward Purchase Transaction, wherein parties to the agreement purchased Class A Stock from public stockholders or in the open market or in privately negotiated transactions at or less than $10.56 per share, inclusive of any fees and commissions, not to redeem such shares and vote such shares in favor of the Business Combination. Parties received 250,415 Class A Stock as an inducement for this commitment, and the Sponsor forfeited Founder Shares of the same amount;
•	conversion of all outstanding Class B Stock to Class A Stock on a one-to-one basis;
•	payment of $1.85 per public warrant outstanding following the consummation of the Business Combination.

The historical financial information of the Company was derived from the unaudited and audited financial statements of the Company as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, respectively, which are incorporated by reference. The historical financial information of Landsea Homes was derived from the unaudited and audited consolidated financial statements of Landsea Homes as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, respectively, which are incorporated by reference. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the Company’s and Landsea Homes’ unaudited and audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Landsea’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is incorporated by reference.

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, the Company was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Landsea Homes issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Landsea Homes.

Landsea Homes was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Seller has the largest voting interest in the post-combination company;
•	The board of directors of the post-combination company has nine members, and the Seller has the ability to designate seven members of the board of directors;
•	Landsea Homes management holds executive management roles for the post-combination company and is responsible for the day-to-day operations;
•	Landsea Homes was significantly larger than the Company by assets, revenue, and employees; and
•	The purpose and intent of the Business Combination was to create an operating public company through the Company, with management continuing to use Landsea Homes’ platform to grow the business and the combined entity assumed the name Landsea Homes Corporation.

Pubic stockholders were offered the opportunity to redeem, upon closing of the Business Combination, shares of Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing of the Business Combination) in the Trust Account. The unaudited condensed combined pro forma financial statements reflect the actual redemption of 1,826,891 shares of Class A Stock at $10.57 per share.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	LF Capital Acquisition Corp (Historical)	Landsea Homes (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$174	$84,857	$—	$129,128	(A)	$141,849
				(10,344)	(B)
				(3,870)	(C)
				(5,434)	(D)
				(1,500)	(E)
				(2,929)	(G)
				(75)	(H)
				(127)	(I)
				(28,721	(J)
				(19,310)	(Q)
Cash held in escrow	—	7,503	—	—		7,503
Restricted cash	—	2,001	—	—		2,001
Prepaid expenses	77	—	(77)	—		—
Marketable securities held in Trust Account	129,128	—	—	(129,128)	(A)	—
Real estate inventories	—	728,155	—	—		728,155
Due from affiliates	—	2,506	—	—		2,506
Investment in and advances to unconsolidated joint ventures	—	26,727	—	—		26,727
Goodwill	—	20,707	—	—		20,707
Other assets	—	40,748	77	(6,497)	(B)	34,328
Total assets	$129,379	$913,204	$—	$(78,807)		$963,776

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

AS OF SEPTEMBER 30, 2020

(in thousands)

	LF Capital Acquisition Corp (Historical)	Landsea Homes (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	$498	$36,998	$—	$(1,234)	(B)	$35,081
				(1,181)	(C)
Accrued expenses and other liabilities	—	49,211	679	(1,967)	(G)	47,923
Accrued expenses	679	—	(679)	—		—
Due to affiliates	—	1,447	—	—		1,447
Convertible note payable - related party	1,500	—	—	(1,500)	(E)	—
Promissory note - related party	1,000	—	—	(1,000)	(F)	—
Notes and other debts payable, net	—	309,159	—	—		309,159
Franchise tax payable	30	—	—	(30)	(I)	—
Income tax payable	97	—	—	(97)	(I)	—
Deferred tax liabilities	—	—	—	—		—
Deferred underwriting commissions	5,434	—	—	(5,434)	(D)	—
Total liabilities	9,238	396,815	—	(12,443)		393,610

COMMITMENTS
Class A common stock subject to possible redemption	115,141	—	—	(115,141)	(K)	—

STOCKHOLDERS' EQUITY
Class A common stock	—	—	—	1	(K)	5
				3	(L)
				—	(M)
				1	(N)
				—	(Q)
Class B common stock	1	—	—	—	(M)	—
				(1)	(N)
				—	(O)
Preferred stock	—	—	—	—		—
Additional paid-in capital	3,881	493,746	—	(15,286)	(B)	548,801
				(3,880)	(C)
				115,140	(K)
				(3)	(L)
				—	(O)
				(26,487)	(P)
				1,000	(F)
				(19,310)	(Q)
Retained earnings	1,118	21,340	—	(321)	(B)	20,057
				1,191	(C)
				(962)	(G)
				(75)	(H)
				(28,721)	(J)
				26,487	(P)
Noncontrolling interests	—	1,303	—	—		1,303
Total stockholders’ equity	5,000	516,389	—	48,777		570,166
Total liabilities and stockholders’ deficit	$129,379	$913,204	$—	$(78,807)		$963,776

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	LF Capital Acquisition Corp (Historical)	Landsea Homes (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Home sales	$—	$449,870	$—	$—		$449,870
Total revenue	—	449,870	—	—		449,870

Cost of sales
Home sales	—	394,200	—	—		394,200
Inventory impairments	—	3,413	—	—		3,413
Total cost of sales	—	397,613	—	—		397,613

Gross margin
Home sales	—	52,257	—	—		52,257
Total gross margin	—	52,257	—	—		52,257

Sales and marketing expenses	—	31,523	—	—		31,523
General and administrative expenses	1,553	31,332	151	(90)	(AA)	31,103
				600	(BB)
				(321)	(DD)
				(1,124)	(EE)
				(998)	(FF)
Franchise tax expense	151	—	(151)	—		—
Total operating expenses	1,704	62,855	—	(1,933)		62,626

Loss from operations	(1,704)	(10,598)	—	1,933		(10,369)

Interest earned on investments and marketable securities	693	—	—	(693)	(CC)	—
Other income (expense), net	—	347	—	—		347
Equity in net (loss) income of unconsolidated joint ventures	—	(16,229)	—	—		(16,229)
Loss before income taxes	(1,011)	(26,480)	—	1,240		(26,251)

Income tax expense	114	—	(114)	—		—
(Benefit) provision for income taxes	—	(6,738)	114	322	(HH)	(6,302)

Net loss	(1,125)	(19,742)	—	918		(19,949)
Net loss attributed to noncontrolling interests	—	(120)	—	—		(120)
Net loss attributable to Landsea Homes Incorporated	$(1,125)	$(19,622)	$—	$918		$(19,829)
Weighted average number of shares of Class A Stock outstanding - basic and diluted	14,679,742					45,306,783
Net income (loss) per share of Class A Stock - basic and diluted	$0.03					$(0.44)
Weighted average number of shares of Class B Stock outstanding - basic and diluted	3,881,250
Net loss per share of Class B Stock - basic and diluted	$(0.40)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	LF Capital Acquisition Corp (Historical)	Landsea Homes (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined

Revenue
Home sales	$—	$568,872	$—	$—		$568,872
Lot sales	—	62,116	—	—		62,116
Total revenue	—	630,988	—	—		630,988

Cost of sales
Home sales	—	478,054	—	—		478,054
Lot sales	—	53,475	—	—		53,475
Total cost of sales	—	531,529	—	—		531,529

Gross margin
Home sales	—	90,818	—	—		90,818
Lot sales	—	8,641	—	—		8,641
Total gross margin	—	99,459	—	—		99,459

Sales and marketing expenses	—	26,522	—	—		26,522
General and administrative expenses	826	34,884	200	(120)	(AA)	38,879
				800	(BB)
				321	(DD)
				(67)	(EE)
				1,960	(FF)
				75	(GG)
Franchise tax expense	200	—	(200)	—		—
Total operating expenses	1,026	61,406	—	2,969		65,401

Loss from operations	(1,026)	38,053	—	(2,969)		34,058

Interest earned on investments and marketable securities	3,474	—	—	(3,474)	(CC)	—
Other income (expense), net	—	(1,602)	—	—		(1,602)
Equity in net (loss) income of unconsolidated joint ventures	—	(7,901)	—	—		(7,901)
Loss before income taxes	2,448	28,550	—	(6,443)		24,555

Income tax expense	676	—	(676)	—		—
(Benefit) provision for income taxes	—	6,159	676	(1,675)	(HH)	5,160

Net income (loss)	1,772	22,391	—	(4,768)		19,395
Net (loss) income attributed to noncontrolling interests	—	5,191	—	—		5,191
Net income (loss) attributable to Landsea Homes Incorporated	$1,772	$17,200	$—	$(4,768)		$14,204
Weighted average number of shares of Class A Stock outstanding - basic	15,525,000					45,231,025
Net income per share of Class A Stock - basic	$0.17					$0.31
Weighted average number of shares of Class A Stock outstanding - diluted	15,525,000					45,254,245
Net income per share of Class A Stock - diluted	$0.17					$0.31
Weighted average number of shares of Class B Stock outstanding - basic and diluted	3,881,250
Net loss per share of Class B Stock - basic and diluted	$(0.21)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.       Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Landsea Homes issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Landsea Homes.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019. These periods are presented on the basis of Landsea Homes as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, incorporated by reference; and
•	Landsea Homes’ unaudited consolidated balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes, incorporated by reference; and
•	Landsea Homes’ unaudited consolidated statement of operations for the nine months ended September 30, 2020 and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s audited condensed statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference; and
•	Landsea Homes’ audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Landsea Homes.

2.        Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.        Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Reflects the reclassification of $129.1 million marketable securities held in the Trust Account that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.
(B)	Represents transaction costs incurred by Landsea Homes of approximately $15.6 million, inclusive of advisory, banking, printing, legal, and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are offset to Additional Paid-in Capital. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $10.3 million as $5.3 million has been paid as of the pro forma balance sheet date. Equity issuance costs of $15.3 million are offset to Additional Paid-In Capital and the remaining balance is expensed through Retained Earnings. The costs expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations discussed in (DD) below.
(C)	Represents transaction costs incurred by the Company of approximately $3.9 million, inclusive of equity issuance costs that are offset to Additional Paid-in Capital. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $3.9 million. Equity issuance costs of $3.9 million are offset to Additional Paid-In Capital. The costs expensed through retained earnings are removed in the unaudited pro forma condensed combined statement of operations discussed in (EE) below.
(D)	Reflects the payment of $5.4 million of deferred underwriters’ fees. The fees were paid at closing of the Business Combination out of the cash in the Trust Account.

(E)	Reflects the cash repayment of the Company’s $1.5 million Convertible Note to the Sponsor at the closing of the Business Combination. The Sponsor waived its rights to convert the note to warrants of the post Business Combination entity at a price of $1.00 per warrant in the Sponsor Surrender Agreement.
(F)	Reflects the forgiveness of the Company’s $1.0 million Promissory Note to the Sponsor at the closing of the Business Combination.
(G)	Reflects the cash payment of $2.9 million, settlement of the accrued liability of $2.0 million, and impact on retained earnings of acceleration of vesting of certain Landsea Homes phantom stock awards. Existing employment agreements with certain Landsea Homes executives contained a provision for accelerating vesting of phantom stock awards that was triggered upon consummation of the Business Combination.
(H)	Reflects the cash payment of an additional fee to Mr. Prot, the Chairman of the Board, for the closing of the Business Combination.
(I)	Reflects the payment of the Company’s accrued tax liabilities at the closing of the Business Combination.
(J)	Represents the cash payment to the holders of the public warrants related to the Warrant Amendment. The Warrant Amendment provided for cash consideration of $1.85 per public warrant, and that each outstanding public warrant become redeemable for 1/10th of a share of Company Class A Stock for an exercise price of $1.15, amending the previous terms of a public warrant being redeemable for 1 share of Company Class A Stock for an exercise price of $11.50.
(K)	Reflects the reclassification of $115.1 million of the Company’s Class A Stock subject to possible redemption to the Company’s Class A common stock with a par value of $0.0001 and Additional Paid-In Capital.
(L)	Reflects the adjustment to the Company’s Class A common stock and Additional Paid-In Capital for the issuance of the Company’s Class A Stock with a value of $343.8 million at a price of $10.56 per share of Class A Stock as consideration to the Seller for the Business Combination.
(M)	Reflects issuance of the Utilization Fee Shares and Additional Fee shares as shares of Class A Stock in connection with the Forward Purchase Transaction, and the forfeiture of Class B Stock in the same amount of shares. Parties to the Forward Purchase Transaction purchased Company Class A Stock in the open market in exchange for 250,415 shares of Class A Stock. The Sponsors forfeited Founder Shares of the amount of the shares of Class A Stock issued to the parties.
(N)	Reflects the conversion of all outstanding Class B Stock to Class A upon closing of the Business Combination (as adjusted for the amounts forfeited pursuant to Items (M) and (O) hereof). This includes 500,000 shares of Class B Stock converted to Class A Stock that the Sponsors may only sell or transfer and 500,000 of Sponsor Class B Stock converted to Class A Stock transferred to Seller that the Seller may only sell or transfer when certain share price thresholds are met during the twenty-four month period following the closing of the Business Combination.
(O)	Reflects the forfeiture of 600,000 Founder Shares with the adjustment to Additional Paid-In Capital. The forfeiture of the 2,260,000 Private Placement Warrants owned by the Sponsor do not result in a pro forma adjustment as it is a reclassification within the Additional Paid-In Capital line item. The 2,200,000 Private Placement Warrants transferred by Sponsors to the Seller do not result in a pro forma adjustment as these are already outstanding warrants that changed ownership.
(P)	Reflects the reclassification of historical Company Retained Earnings into Additional Paid-In Capital.
(Q)	Reflects actual redemptions of 1,826,891 public shares upon closing of the Business Combination for aggregate redemption payments of approximately $19.3 million allocated to Class A Stock and Additional Paid-In Capital using par value $0.0001 per share and at a redemption price of $10.57 per share based on a pro forma redemption date of September 30, 2020. Actual redemption payments were $19.3 million at a price per share of $10.56.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are as follows:

(AA)	Represents the elimination of the expense related to the Company’s office space and general administrative services, the agreement of which terminated upon closing of the Business Combination.
(BB)	Represents the recognition of stock compensation expense for new Restricted Stock Unit awards granted to certain executives of Landsea Homes upon consummation of the Business Combination. The awards will vest over 4 years and will have a continuing impact on the operations post-Business Combination.
(CC)	Represents the elimination of investment income related to the marketable securities held in the Trust Account.
(DD)	Reflects the total transaction costs for Landsea Homes in the statement of operations for the year ended December 31, 2019 and the removal of the transaction costs in Landsea Homes’ historical statement of operations for the nine months ending September 30, 2020. Transaction costs are reflected as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.
(EE)	Reflects the removal of the transaction costs in the Company’s historical statement of operations in the year ended December 31, 2019 and for the nine months ending September 30, 2020. The Company's transaction costs are reflected as equity issuance costs for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.
(FF)	Reflects the expense of the acceleration of vesting of certain Landsea Homes phantom stock awards in the statement of operations for the year ended December 31, 2019 and the removal of expenses related to the phantom stock awards in Landsea Homes' historical statement of operations for the nine months ended September 30, 2020. These costs are reflected as incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. Existing employment agreements with certain Landsea Homes executives contained a provision for accelerating vesting of phantom stock awards that was triggered upon consummation of the Business Combination. This is a non-recurring item.
(GG)	Reflects the expense related to the additional fee to Mr. Prot, the Chairman of the Board, for the closing of Business Combination in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019. This is a non-recurring item.
(HH)	Reflects the income tax effect of the pro forma adjustments using the estimated blended federal and state statutory tax rate of 26%.

4.        Earnings/loss per Share

Represents the net income/(loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Pro forma net income (loss)	$(19,829)	$14,204
Weighted average number of shares of Class A Stock outstanding - basic (1)(4)	45,306,783	45,231,025
Net income (loss) per share of Class A Stock - basic	$(0.44)	$0.31
Weighted average number of shares of Class A Stock outstanding - diluted (2)(3)	45,306,783	45,254,245
Net income (loss) per share of Class A Stock - diluted	$(0.44)	$0.31

(1) For the purposes of calculating the weighted average number of shares of Class A Stock outstanding, management determined that the 1,000,000 shares of Class A Stock subject to forfeiture upon the valuation of the Class A Stock failing to reach certain thresholds during the twenty-four month period following the closing of the Business Combination are not participating securities, based upon the current trading price of the Class A Stock of $10.53 as of January 7, 2021. As such, these were excluded from the calculation of the weighted average number of shares of Class A Stock outstanding.
(2) The public warrants and Private Placement Warrants are exercisable at $11.50 per share amounts which exceeds the current market price of Class A Stock and the approximate per share redemption price, as of January 7, 2021. These warrants are considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period.
(3) The Company considered potentially dilutive RSUs using the treasury stock method and determined that such RSUs were dilutive for the year ended December 31, 2019 and anti-dilutive for the nine months ended September 30, 2020. The diluted weighted average shares outstanding reflects the impact of these RSUs under the treasury stock method in the year ended December 31, 2019.
(4) Weighted average number of shares of Class A Stock outstanding - basic for the nine months ended September 30, 2020 includes the impact of 75,758 RSUs that vest on the first anniversary of the Business Combination.

The following summarizes the number of shares of Class A Stock outstanding:

	Shares	Ownership %

Seller (2)	33,057,303	71.5%
Public (1)	10,642,887	23.0%
LF Capital Restricted Parties (Converted Founder Shares) (1)(3)	2,530,835	5.5%
Total shares	46,231,025

(1) Includes the 250,415 shares of Class A Stock issued as Utilization Fee Shares and Additional Fee Shares, and the forfeiture of 250,415 Founder Shares in connection with the Forward Purchase Transaction.
(2) Includes the 500,000 shares of Class A Stock to be transferred to Seller that are subject to forfeiture if the valuation of the Class A Stock does not reach certain thresholds during the twenty-four month period following the closing of the Business Combination.
(3) Includes the 500,000 shares of Class A Stock of the Sponsor that are subject to forfeiture if the valuation of the Class A Stock does not reach certain thresholds during the twenty-four month period following the closing of the Business Combination.